Form C

Cover Page

Name of issuer:

Elliott Group Communications Interests CA LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 4/18/2018

Physical address of issuer:

2726 Amalfi
Newport Beach CA 92660

Website of issuer:

http://elliottgroupcommunicationsinterests.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

12/5/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$100.00	$0.00
Cash & Cash Equivalents:	$100.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($3,729.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Elliott Group Communications Interests CA LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jerry Elliott	CEO	Elliot Communications Interests	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jerry Elliott	CEO	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jerry Elliott	100.0 Common Units	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Retail sales of cellular products and services are seasonal and are typically highest in the fourth calendar quarter and lowest in the first calendar quarter. Seasonality in the business may affect cash flow and impact the operations of the business.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The volume of sales depends to a large degree on the promotions and offers made by AT&T at any given time. Should AT&T offer fewer promotions or stop promotions entirely that would negatively impact on our business.

The cellular retail industry is intensely competitive and subject to a high degree of price competition.

Employees at cellular retail stores often turn over frequently, so recruiting and training is an on-going and sometimes costly process.

The company is likely to expand the number of store locations rapidly over the next three to five years and may raise additional debt or equity financing during that time.

Our future success depends on the efforts of a small management team, namely the founder Jerry Elliot. The loss of services of him may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The success of the company is dependent on a partnership with AT&T. Should that partnership end or change that would have material negative affects on the business operations and revenues. Additionally, changes in the cost of items sold by AT&T (like cell phones) and compensation paid to us by AT&T may be out of the Company's control and affect the business.

Jerry Elliott, the Company's founder and CEO controls 100% of the voting power of the company. He has significant control over the management of the Company and the direction of its policy and affairs. This concentrated control in the Company will limit Investors' ability to influence Company matters.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: 65% -- Complete build-out of up to 5 AT&T retail stores

20% -- Purchase initial inventory

10% -- Hire employees for opening

5% -- Wefunder intermediary fee

If we raise: **$500,000**

Use of Proceeds: 65% -- Complete build-out of up to 15 AT&T retail stores

20% -- Purchase initial inventory

10% -- Hire employees for opening

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors multiplied by (b) the discount rate (88%) , or
- (ii) if the valuation for the company is more than **$1 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $250,000 of the securities, investors will receive a valuation cap of $1 million and a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor __is not__ a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor __is__ a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Units	1,000,000	100	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common units have voting rights. Investors in the SAFE agreement will be issued Preferred units, which will not have voting rights and will have liquidation preferences over common units.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;

- our results of operations, financial position and capital resources;

- current business conditions and projections;

- the marketability or lack thereof of the securities;

- the hiring of key personnel and the experience of our management;

- the introduction of new products;

- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

As a partner of AT&T, we're working with the second-largest wireless communication provider in the U.S to expand their retail footprint. We plan to start with 25 locations in L.A., Orange County, Phoenix, and Texas and will sell AT&T products, their wireless service, and DirecTV NOW. We believe we'll succeed because of excellent customer service, prime locations, and experience -- our founder has 25+ years in this industry and was the president of Cricket Wireless before it was sold to AT+T for $1.2 billion.

While we cannot guarantee it, our plan is to use the success of our first 25 locations to soon own and operate more than 300 stores for AT&T in the next 3-5 years. From there, we hope to eventually be in a position to run more than 1,000 stores nationwide.

Elliot Group Communications is an authorized retailer (AR) of AT&T, meaning the company is able to use all of the branding and merchandise of AT&T. Elliot Group Communications earns revenue through commission of sales of plans and inventory in the stores.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Elliott Group Communications Interests CA LLC was incorporated in the State of California in April 2018.

Our major business milestones include:

- The founder is the former President of Cricket Wireless, acquired for $1.2B.
- AT&T has almost 145M U.S. subscribers and is the second largest wireless communications service provider in the country.
- The founder has also been CEO of Global Signal (11,000 cell towers nationally), President of Frontier Communications ($6B a year in sales), and CFO of Virgin Media (14+ million accounts).
- Our revenue target for a new location is a minimum of $225,000 per year.

Historical Results of Operations

Our company was organized in April 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended May 31, 2018, the Company had revenues of $0.
- *Assets.* As of May 31, 2018, the Company had total assets of $100, including $100 in cash.
- *Net Loss.* The Company has had net losses of $3,729 for 2018.
- *Liabilities.* The Company's liabilties totaled $0 for 2018.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is at least 12 months before we need to raise further capital, as we expect the company to become profitable within 3 months. While we cannot guarantee that the company will be profitable in that timeframe, the expectation is based on the experience of the CEO, who operated more than 3,000 AT&T stores previously. These expectations are based on the historical performance of those stores.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to execute on our plan to significantly expand our number of stores over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Elliott Group Communications Interests CA LLC cash in hand is $100, as of May 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $4,000/month, for an average burn rate of $4,000 per month. Our intent is to be profitable in 3 months. We expect expenses and revenues to increase after this raise as we begin opening stores.

A typical store takes about $30k - $40k to open after subsidies provided by AT&T, and based on historical performance we expect the stores to be profitable within a month of opening.

If the Wefunder raise is successful, it'll take about 3 months for us to get several of the stores up and running. AT&T currently has 31 stores that they have secured that the Company has the option to take over. While we cannot guarantee it, based on historical performance we expect the stores to be profitable within a month of opening. If the Wefunder raise isn't successful the founder will contribute capital to begin growing the business. If the company is able to open the first 15 stores, they expect the business to be able to fund itself and fund opening of future locations. For that reason they do not intend to do further raises after this one.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Jerry Elliott

Appendix E: Supporting Documents

Elliott_Group_Communications_Interests_Operating_Agreement.pdf



INVEST IN ELLIOTT GROUP COMMUNICATIONS INTERESTS

Expanding AT+T's Retail Footprint

$0
raised of $200K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)

$1M valuation cap | **12%** discount

A SAFE gives you the right to future shares in Elliott Group Communications Interests. If you invest, you're betting the company will be worth more than $1M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $1M Valuation Cap & 20% Discount
Investors who fund up to the first $250K of this fundraise will invest in a SAFE with a $1M valuation cap & 20% discount.

INVESTOR PERKS

$1,000+	One free iPhone and six months of free service from AT&T
$2,500+	Two free iPhones and one year of free service from AT&T
$5,000+	Four free iPhones and permanently free service from AT&T

> *As a partner of AT&T, we're working with the second-largest wireless communication provider in the U.S to expand their retail footprint. We'll start with 25 locations in L.A., Orange County, Phoenix, and Texas and will sell AT&T products, their wireless service, and DirecTV NOW. We'll succeed because of excellent customer service, prime locations, and experience -- our founder has 25+ years in this industry and was the president of Cricket Wireless before it was sold to AT+T for $1.2 billion.*



Jerry Elliott
CEO, ELLIOTT GROUP COMMUNICATIONS INTERESTS

OUR AMBITION

Our plan is to use the success of our first 25 locations to soon own and operate more than 300 stores for AT&T in the next 3-5 years. From there, we'll eventually be in a position to run more than 1,000 stores nationwide.

KEY FACTS

- Founder is the former President of Cricket Wireless, acquired for $1.2B.
- AT&T has almost 145M U.S. subscribers and is the second largest wireless communications service provider in the country.
- Founder has also been CEO of Global Signal (11,000 cell towers nationally), President of Frontier Communications ($6B a year in sales), and CFO of Virgin Media (14+ million accounts).
- Our revenue target for a new location is a minimum of $225,000 per year.

INFRASTRUCTURE TECH RETAIL

We're Opening 25 AT+T Stores

Soon, we'll be opening 25 AT+T stores in L.A., Orange County, Phoenix, and Texas that will sell AT&T products, their wireless service, and DirecTV NOW. If run correctly, these stores are highly lucrative, bringing in around $275k a year in revenue on average. By using customer service strategies that have succeeded in the past, we're poised to hit and exceed these averages.



Our Founder Knows Phones

Even if his career was just being president of Cricket Wireless, sold to AT+T for $1.2 billion in 2014, Jerry Elliott would be successful in the wireless communications business. But Jerry has also been CEO of Global Signal (11,000 cell towers nationally), President of Frontier Communications ($6B a year in sales), and the CFO of Virgin Media (14+ million accounts). Three of those four companies were acquired, which gives us confidence in the future of this endeavor with AT&T.

And Knows What A Store Takes to Succeed

Our standards of success are simple -- a store must have a minimum of a 17.5% EBITDA margin and $40,000 of EBITDA a year within nine months after opening in order to stay open. e're confident in our 25 new stores hitting those benchmarks. Why? By focusing on factors like population density, household income, people per household, population age, accessibility, talent pool, and real estate costs, we'll open stores in the perfect locations for success. We also focus on exceptional customer service, an asset that has proved to be a difference maker in the past.





Our Progress So Far

With a successful Wefunder raise, we'll use the funds to build out and open 25 new AT+T stores. A full raise would cover half the cost of those built outs, with our company paying the other half.

2001-2006

Frontier Communications

Founder Jerry Elliott vastly improves the performance of Frontier Communications, enabling a significant liquidity event for investors.

2012-2014

Cricket Wireless

Implemented Elliott Group system to drive Cricket Wireless customer satisfaction ratings from last in the wireless industry to second, resulting in a sale to AT&T for $1.2 billion.

March 2018

AT&T Partnership Forms

We decide to partner with AT&T based on their products, financial attractiveness, and past relationships.

April/May 2018

Elliott Group

Formed legal entities, identified key team members, and funded all start-up and operations costs.

June 2018

AT&T Partnership Formalized

Entered into formal contracts and agreements with AT&T.

July 2018

Identify Initial Locations

Identify and secure locations of our first 10 stores in California and Texas.

September 2018

First Three Stores Open For Business

December 2018

First Ten Stores Open For Business

Let's Build Amazing Stores Together

Dear Investors,

I have spent my entire 25-year career building and growing service businesses based on providing an extraordinary customer experience that is differentiated in the marketplace. I have led consumer, business-to-business, and professional businesses all in the wireless, technology, and communications fields. Three of the companies I have led were purchased in transactions that created significant wealth for the investors in those companies.

My three decades of experience in this industry have enabled me to develop, refine, improve and execute strategies and tactics that can be repeated as a playbook over and over again in hundreds of store locations. For example, at Cricket Wireless I managed approximately 2,200 stores with more than 9,000 employees. When I arrived at Cricket, our stores were collectively losing sales and customers. The company was in trouble. I implemented the system of extraordinary customer service I had developed over many years leading other similar companies and applied that system to Cricket. We opened some new store locations but also closed many under-performing ones. We changed many of our employees to ensure that we had a team obsessed with providing a differentiated customer experience. We measured the performance of -- and paid our team based on -- customer happiness metrics as well as sales. The result of applying the Elliott Group system was that Cricket grew significantly the number of customers and sales and profitability. AT&T acquired Cricket for more than $1.2 billion.

Based on our track record of success, the Elliott Group is now ready to build another highly successful company that creates a fantastic experience for our customers, a great place to work for our employees and meaningful wealth for our investors. We have a proven system that has repeatedly proven to be extremely successful. We are highly confident that it will be again.

--Jerry Elliott

Wireless Communications Stores Can Be Highly Lucrative

145M	$275K	$50K	3
Number of AT&T subscribers in the U.S.	Typical yearly revenue for a wireless provider store	Typical yearly EBITDA	Number of companies Jerry Elliott has seen acquired

Founder



Jerry Elliott

CEO

CEO and President of several large companies in the wireless industry

Interview

Wefunder interviewed Jerry Elliott on May 17, 2018.

– COLLAPSE ALL

WF: What does Elliot Group Communications Interests do?

ELLIOTT: I'm Jerry Elliott. I've been in the wireless communications and technology industries for the last 25 years and have helped build four businesses that were incredibly successful. They generated very significant returns for the investors. Now, with my new venture, I've got an opportunity to partner with AT&T to expand their retail distribution footprint by opening up to 100 stores, initially in California, Arizona, and Texas. We're going to start with about 25 locations selling AT&T products. That includes not only their traditional wireless service but also their DirecTV NOW video product.

It's a business in which I've had extraordinary success in the past, a proven public track record, and I'm going to do it again.

I launched this company about two months ago because, given my success in this sector in the past, AT&T has asked me to help them stand up quite a few new stores, starting with these initial 25. We will grow significantly beyond that over the next two or three years. These are not franchises. They're called authorized retailers. They work very closely with, and represent AT&T, but are not owned by AT&T.

WF: What were the four companies you helped lead?

ELLIOTT: They were all publicly traded companies in the technology and communications sector. Frontier Communications was the first one. Second was Global Signal, a communications infrastructure company and owner of 11,000 cell towers across the country. Third was a company in the UK, Virgin Media, which is a cable, internet and wireless firm. Virgin Media was a large company that we sold to Liberty Global, which was controlled by John Malone.

Then, most recently, I was the President of Cricket Wireless. Cricket was extraordinarily successful, sold to AT&T in 2014. I ran all of the consumer retail sales, plus many other aspects of the business. We had about 3,000 stores with about 9,000 employees. That experience is directly relevant to what we're about to do here with these new AT&T stores.

WF: What is your company's relationship with AT&T?

ELLIOTT: Our company works in partnership with AT&T. We work together to identify the locations where they want the new stores to be, and then we will go in and actually lease the space, build it out, finish the space, negotiate with the landlord on leasehold improvements and rent rates, and handle everything associated with real estate. We'll finish them out in accordance with AT&T specifications and branding and standardization. Then we'll train employees to staff the store and sell both the wireless and the DirecTV NOW products. Finally, we'll enter into an inventory consignment arrangement with AT&T, fully stock the store with AT&T products and services, and open the doors to start selling to the public.

WF: What regions are you targeting with the first 25 stores?

ELLIOTT: We're going to be starting in the Los Angeles and Orange County areas. We'll also open a few in the Phoenix, Arizona area, and then south Texas as well. These locations are selected very much hand-in-hand in partnership with AT&T. They have highly sophisticated data-driven models that show what kind of store density they want to have in an area based on the density of the population. It's all based on the number of people within a certain radius of the store.

WF: How will you choose retail locations within those regions? ^

ELLIOTT: AT&T has extremely detailed algorithms and data-driven modeling based on factors from the actual experience of all their stores such as drive-by traffic, foot traffic, street visibility, and parking. The goal is to maximize the number of door swings based on density of the population and ease of identification from the street. These are highly sophisticated mathematical models that most large retailers have for identifying, number one, there's a need for a new store, and number two, where exactly should it be.

WF: What makes a telecommunications retail location successful? ^

ELLIOTT: AT&T has standardized layouts, standardized branding, and standardized merchandising, so we're going to follow the AT&T company layouts. What makes a store more successful than another store? A couple of things.

Number one, again, the location of the store is incredibly important, and there are always going to be some locations that are more attractive than others. It doesn't mean there's a bad location, it just means some are better than others.

Number two, this is a customer service business. One of the things I've done in the past that has made big impact on the performance of the businesses I've run is have a real obsession around extraordinary customer service. That sounds simple, and a lot of people will talk about it, but not many people actually do it. It's been proven in my career over and over again that you really can distinguish yourself with extraordinary customer service. The character of the employees we hire, how they serve our customers, the training of the employees, the way we compensate employees, and the way we evaluate employees are all really critical to the success of the store.

The wireless industry in particular has a really bad reputation for poor customer service, and so if you can break that stereotype, you can be extraordinarily successful. We all know from our own experience that there are not that many companies that provide really outstanding customer service. They all should, but the reality is very few actually do, which is good for me and good for my investors, because we can distinguish ourselves from the competition if we can provide that differentiated customer service. That's something that I've done in the past, on several occasions, that I think he's been the biggest driver of success.

WF: How do you make money? ^

ELLIOTT: There are a few primary revenue streams. One is AT&T's paying us commissions on sales of things like DIRECTV NOW subscriptions, phone sales, turning on service, adding a second or third or fourth line, or putting a family on a family plan. Authorized retailers also make very high profit margins on things like accessories, phone case, or screen protectors. The accessory side is not related to AT&T; it's done by the store owner themselves. The rest of the revenue comes from what is essentially a commission structure, a payout structure, that is set by AT&T.

I've been on both sides of setting and receiving commission structures for much of my career, so I have a very good feel for what works and what doesn't. I'm very confident that the setup we'll have with AT&T is going to work extraordinarily well. It's going to be good not only for AT&T, but obviously good for us too. I want to make AT&T a lot of money, because that means our company and investors make a lot of money too.

WF: Where would you like to be in three to five years? ^

ELLIOTT: In three to five years, I'd like to — and I know AT&T would like me to — be at more than 300 locations. We're not going to need outside financing beyond the first six or nine months for any of those, because the business will be self-sustaining at that point unless there's a step function change where we want to open a very large number of stores simultaneously. But the business is going to be self-funding and standing on its own two legs in the first few months of operations.

WF: Who's on your team?

ELLIOTT: The rest of the team are people that I've worked with in the past. It's people who are proven leaders, proven performers, people who know exactly what to do when we talk about extraordinary customer service. They've done it before. We've worked together before. They know my style, I know their style. I pay them extremely well, because they perform extremely well. It's people that have the formula for success in this business. They've lived it. They've got lessons learned from the past about what to do differently, what to change, what to keep the same, and we've got a team of people that will be not only running, managing the stores, but hiring the front-line store employees as well.

I don't want to use their names, frankly, because I don't want anybody else hiring them. We're a proven commodity, and in this tight labor market, it's a competitive differentiator for me. People are a big competitive advantage in a service business like ours. But I will say that the two people who will be the day-to-day overseers of the initial locations are people that I've worked with directly in the past, and who had extraordinary success at Cricket Wireless, really improving that company, really changing the trajectory of that company, in the sense of significantly improving the products and services, offering Apple products, and changing the game on customer service and customer experience. It was a company that was really a mess when we got there in 2012. The company had been either last or next to last in customer satisfaction surveys in the wireless industry for five years in a row. By the time we sold it to AT&T, we were ranked number two in the industry for customer satisfaction. These two guys know how to change the game on customer satisfaction, and when you get that kind of customer happiness, it delivers incredible financial performance.

On the financial and IT side, again, all the employees so far are people that I've worked with in the past, and who I have the ultimate confidence in based on their track record of success, working with me personally. I'm at about 15 employees right now.

WF: What are you worried about?

ELLIOTT: It's an intensely competitive business. T-Mobile and Verizon and Sprint — everybody's out there to try and get the same customers and sell very similar products, so it's an intensely competitive business.

WF: What will your biggest challenge be?

ELLIOTT: It's always finding the right people, particularly the front-line store employees, because they're the ones providing the customer experience. They can earn a good amount of money with how happy they make our customers and commissions on sales, but you tend to have in this business, like in any retail business, some turnover in employees. Those are the people who are on the front lines dealing with the customers every minute of every day, and so hiring and keeping those employees is always a challenge, and it's really critical to the success of the business.

WF: What makes a good front-line employee?

ELLIOTT: We look for people who are positive, upbeat, enthusiastic, energetic, engaging, outgoing, and curious. They want to learn. These are people who want to provide a personal service, meaning they care about what your needs are, they're not just trying to flip you the next phone. What exactly does your family need? What's the number of phones or type of phones or type of service? And people that are — and this sounds basic, but it's essential — responsible and don't mind being accountable. Not everybody's comfortable with a stringent culture of accountability, but people who are happy to be measured on their success both from the customer service and sales perspectives are the kind of people we're looking for.

We pay above industry norms because we're trying to get people who are above industry norms. I pay above industry norms top to bottom in the organization, because I'm not trying to get away with the cheapest employees or the cheapest labor, because I just think that's a recipe for disaster. We pay more than the typical cell phone store would pay, again, because we're trying to bring in really strong, solid people, because my experience shows that we'll get our money back many times over if we've got the right people in place.

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RISKS

1 Retail sales of cellular products and services are seasonal and are typically highest in the fourth calendar quarter and lowest in the first calendar quarter. Seasonality in the business may affect cash flow and impact the operations of the business.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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